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                                                                   EXHIBIT 4.6




                 DEPOSIT AGREEMENT dated as of ___________, ____, among National City Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), National City Bank, Cleveland, a national banking association, as depositary (the "Depositary"), and the holders from time to time of Depositary Receipts issued hereunder.


                                   WITNESSETH

                 WHEREAS, the parties hereto desire to provide for the deposit with the Depositary of shares of __% [Cumulative] [Convertible] Preferred Stock, without par value, of the Company, and for the issuance of receipts evidencing fractional interests in such shares.

                 NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts:

                 The term "Certificate of Designation" shall mean the Certificate of Designation adopted by the Company's Board of Directors or a duly authorized committee thereof setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Stock, attached hereto as Exhibit A.

                 The term "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation, as amended from time to time, of the Company.

                 The term "Common Stock" shall mean the common stock, par value $4.00 per share, of the Company or any security into which the Common Stock may be converted.

                 The term "Company" shall mean National City Corporation, incorporated under the laws of the State of Delaware, and its successors.

                 The term "Corporate Trust Office" shall mean the principal office of the Depositary in Cleveland, Ohio, at which at any particular time its corporate trust business shall be administered.

                 The term "Deposit Agreement" shall mean this Agreement, as amended or supplemented from time to time.


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                 The term "Depositary" shall mean National City Bank,
Cleveland, a national banking association, and any successor as depositary hereunder.

                 The term "Depositary Shares" shall mean the Depositary Shares evidenced by the Receipts. Each Depositary Share shall, as provided herein, represent a one-fifth interest in a share of Stock. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionate to the actual fractional interest in a share of Deposited Stock underlying such Depositary Share, to all the rights and preferences of the Stock represented thereby, including dividend, voting, conversion, redemption and liquidation rights.

                 The term "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purpose specified, in Section 7.05.

                 The term "Deposited Stock" shall mean the shares of Stock which are at the time of determination held by the Depositary hereunder.

                 The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as from time to time amended.

                 The term "Receipt" shall mean one or more of the depositary receipts issued hereunder, whether in definitive or temporary form, substantially in the form of Exhibit B hereto.

                 The term "record date" shall mean the date fixed pursuant to
Section 4.04.

                 The term "record holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

                 The term "Redemption Date" shall have the meaning set forth in
Section 2.03 hereof.

                 The term "Registrar" shall mean any bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

                 The term "Registration Statement" shall mean the Registration Statement on Form S-3 of the Company (Registration No. 33-______) relating to the offering of the Depositary Shares.





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                 The term "Securities Act" shall mean the Securities Act of
1933, as from time to time amended.

                 The term "Stock" shall mean shares of the Company's __% (Cumulative) (Convertible) Preferred Stock, without par value.


                                   ARTICLE II

                       DEPOSIT OF STOCK; FORM, EXECUTION,
            DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

                 SECTION 2.01. DEPOSIT OF STOCK; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Concurrently with the execution and delivery of this Deposit Agreement, the Company is delivering to the Depositary, a certificate or certificates, registered in the name of the Depositary and evidencing _______ shares of the Stock, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the _________ Depositary Shares representing such Deposited Stock. The certificate or certificates evidencing the Deposited Stock shall be held by the Depositary, at the Corporate Trust Office or at such other place or places as the Depositary shall determine. The Company hereby authorizes the Depositary, in its capacity as transfer agent and registrar for the Stock, to reflect changes in the number of shares (including any fractional shares) of Deposited Stock from time to time held by the Depositary by notation, book entry or other appropriate method and the Depositary, in its capacity as aforesaid, agrees to furnish the Company with regular reports as to the number of shares of Deposited Stock from time to time held under this Deposit Agreement.

                 Subject to the terms and conditions of this Deposit Agreement, Stock may also be deposited hereunder in connection with the delivery of Receipts to represent distributions under Section 4.02 and upon exercise of the rights to subscribe referred to in Section 4.03.

                 The Depositary hereby acknowledges delivery of the Deposited Stock together with the other documents required as above specified and, concurrently with such delivery, has caused to be delivered to or upon the order of the Company, one or more Receipts evidencing the _________ Depositary Shares which represent all of the fractional interests in the Deposited Stock,





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in such denominations and registered in such name or names as are specified in such Company order.

                 SECTION 2.02. FORM AND TRANSFERABILITY OF RECEIPTS. The definitive Receipts shall be substantially in the form set forth in Exhibit B annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of the New York Stock Exchange, Inc. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.01, shall issue, execute and deliver temporary Receipts substantially in the form set forth in Exhibit B annexed to this Deposit Agreement which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Depositary may determine. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the office or agency of the Depositary maintained for such purpose, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall issue, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

                 Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. Receipts executed as provided in this section may be issued





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notwithstanding the fact that any authorized officer of the Depositary authenticating such Receipts shall have ceased to hold office at the time of issuance of such Receipts. The Depositary shall record on its books each Receipt so signed and delivered as hereafter provided.

                 Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

                 Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary, or by the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

                 Title to the Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.05, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, the exercise of conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes.

                 SECTION 2.03. REDEMPTION OF STOCK. The Company agrees that whenever it shall elect to redeem shares of Stock in accordance with the provisions of the Certificate of Incorporation and Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary at least 60 days' notice of the date of such proposed redemption of Stock (the "Redemption Date") and of the number of shares of Deposited Stock to be so redeemed and the applicable redemption price, as set forth in the Certificate of Designation, including the amount, if any, of accrued and unpaid dividends to the date of such redemption. On the Redemption Date, provided that the Company shall then have paid in full to the Depositary the redemption price of the Stock to be redeemed (including any accrued and unpaid dividends to the date of redemption), the Depositary shall redeem, as of the Redemption Date, the number of Depositary Shares representing the shares of Deposited Stock so





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called for redemption by the Company.  The Depositary shall mail, notice of such redemption and the proposed simultaneous redemption of the number of Depositary Shares representing the Deposited Stock to be redeemed, first-class postage prepaid, not less than 30 and not more than 60 days prior to the Redemption Date, to the holders of record (determined pursuant to Section 4.04) of the Receipts evidencing the Depositary Shares representing the Deposited Stock to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice provided to the Depositary by the Company shall state the Redemption Date; that the right to convert Stock into shares of Common Stock will expire at the close of business on the 10th day preceding the Redemption Date; the number of Depositary Shares to be redeemed; the redemption price; the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and that dividends in respect of the Deposited Stock and the Depositary Shares to be redeemed will cease to accumulate at the close of business on the Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata (as nearly as may be) as may be determined by the Depositary.

                 Notice having been mailed by the Depositary as aforesaid, after the 10th day preceding the Redemption Date (unless the Company shall fail to redeem the shares of Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) the conversion rights in respect of the shares of Stock called for redemption on such Redemption Date will terminate and all dividends in respect of the shares of Stock so called for redemption shall cease to accrue, the Depositary Shares being redeemed shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption) shall cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require or if required by law), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to _________ (_____) (as such fraction may from time to time be adjusted, in certain events, so as to equal at all times the fraction of an interest





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represented by one Depositary Share in one share of Stock) of the redemption price per share plus all money and other property, if any (including amounts in respect of accrued and unpaid dividends) has been paid in respect of the shares of Stock represented by such Depositary Shares.

                 If less than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt, without service charge, upon its surrender to the Depositary, a new Receipt, together with the redemption payment, evidencing the Depositary Shares evidenced by such prior Receipt that were not called for redemption.

                 SECTION 2.04. CONVERSION OF STOCK INTO COMMON STOCK. The Company hereby agrees to accept the delivery of Receipts for purposes of effecting conversions of the Deposited Stock utilizing the same procedures as those provided for delivery of certificates for the Stock to effect such conversions in accordance with the terms and conditions of the Stock as provided in the Certificate of Designation. Any whole number of Depositary Shares (whether or not evenly divisible by five) represented by a Receipt may be surrendered for conversion. If the Depositary Shares represented by a Receipt are to be converted in part only, a new Receipt or Receipts will be issued by the Depositary for the Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion. For this purpose, a holder of a Receipt or Receipts must surrender such Receipt or Receipts to the Company, together with a duly completed and executed Notice of Conversion in the form included in the Receipt. In all cases the foregoing shall be conditioned upon compliance in full by the holders with the applicable terms and conditions of the Stock as provided in the Certificate of Designation and of this Deposit Agreement. The Company and the Depositary will thereafter effect the cancellation of each Receipt surrendered for such conversion and of the related Deposited Stock so converted. In the event that the conversion of Depositary Shares results in issuance of a fraction of a share of Stock, the Depositary will make appropriate adjustment in its records (as contemplated in Section 2.01) to reflect such issuance and, if appropriate, the combination of any fractions of shares into one or more whole shares of Stock.





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                 Upon conversion no adjustments will be made for accrued
dividends and, therefore, Depositary Shares surrendered for conversion after the record date next preceding a dividend payment date for the Deposited Stock and prior to such dividend payment date must be accompanied by payment of an amount equal to the applicable fraction of the dividend thereon which is to be paid on such dividend payment date (unless the Depositary Shares surrendered for conversion have been called for redemption prior to such dividend payment date). No adjustment of the conversion price will be required to be made in any case until cumulative adjustment amounts to 1% or more of the conversion price.

                 SECTION 2.05. REGISTRATION OF TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

                 SECTION 2.06. COMBINATIONS AND SPLIT-UPS OF RECEIPTS. Upon surrender of a Receipt or Receipts at the Depositary's Corporate Trust Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

                 SECTION 2.07. SURRENDER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED STOCK. Unless the related Depositary Shares have previously been called for redemption, any holder of a Receipt or Receipts representing any number of whole shares of Stock may withdraw the Deposited Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Corporate Trust Office. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money, if any, and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary





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Shares in excess of the number of Depositary Shares representing the number of whole shares of Deposited Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money, if any, and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.05) upon his order, a new Receipt evidencing such excess number of Depositary Shares. In no event will fractional shares of Stock (except as represented by Depositary Shares) be distributed by the Depositary. Delivery of the Stock and money being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer.

                 HOLDERS ACKNOWLEDGE THAT THERE WILL BE NO MARKET FOR THE UNDERLYING DEPOSITED STOCK AND THAT UPON WITHDRAWAL OF THE DEPOSITED STOCK HOLDERS THEREOF WILL NOT BE ENTITLED THEREAFTER TO DEPOSIT SUCH STOCK UNDER THIS DEPOSIT AGREEMENT.

                 If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Deposited Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Deposited Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

                 Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at its Corporate Trust Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                 SECTION 2.08. LIMITATIONS ON EXECUTION AND DELIVERY OF RECEIPTS. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or redemption of any Receipt, or the exercise of any conversion right, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charge or expenses payable by the holder of a Receipt pursuant to Section 5.07, may require the production of proof satisfactory to





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

it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                 The exercise of any conversion right may be suspended, or the registration of transfer, surrender or redemption of outstanding Receipts may be suspended (a) during any period when the register of holders of the Stock or of the Common Stock of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

                 SECTION 2.09. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, such evidence being satisfactory to both the Depositary and the Company, and (ii) the furnishing to the Depositary of an indemnity in accordance with the Depositary's ordinary standard practice.

                 SECTION 2.10. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. The Depositary is authorized to turn over such cancelled Receipts to the Company unless the Company instructs the Depositary to destroy such Receipts.


                                  ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS
                          OF RECEIPTS AND THE COMPANY

                 SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, and to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary and proper. The Depositary or the Company may withhold the delivery or delay the registration of transfer, redemption or exchange, of any Receipt





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or the withdrawal of the Deposited Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof or the exercise of any conversion right until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

                 SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt or any withdrawal of Deposited Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld, and any conversion right may be refused, or any part or all of the Deposited Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

                 SECTION 3.03. WARRANTY AS TO STOCK. The Company represents and warrants that the Stock is validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

                 SECTION 3.04. COVENANTS AND WARRANTIES AS TO COMMON STOCK. The Company covenants that it will keep reserved or otherwise available a sufficient number of authorized and unissued shares of Common Stock to meet conversion requirements in respect of the Deposited Stock and that it will give written notice to the Depositary of any adjustments in the conversion price made pursuant to the Certificate of Designation. The Company represents and warrants that the Common Stock issued upon conversion of the Deposited Stock will be validly issued, fully paid and non-assessable.





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

                                   ARTICLE IV

                          THE DEPOSITED STOCK; NOTICES

                 SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that, in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Deposited Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case any be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

                 SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH. Whenever the Depositary shall receive any distribution other than cash on the Deposited Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such distribution received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Depositary or the Company withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such distribution thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution,





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as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of securities on or in respect of the Stock to holders of Depositary Shares unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities have been registered under the Securities Act or are to be issued in a transaction which is exempt from the registration requirements thereof.

                 SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary; provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (b) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available) may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights preferences or privileges at public or private sale at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be, subject to Sections 3.01 and 3.02, distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of any such rights, preferences or privileges on or in respect of the Stock to holders of Depositary Shares unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or are to be issued in a transaction which is exempt from the registration requirements thereof.

                 If registration under the Securities Act is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration to become effective so as to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary has received an opinion of counsel, who shall be satisfactory to the Depositary, stating that no other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts and either (a) such a registration statement shall have become effective or (b) the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

                 If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                 SECTION 4.04. NOTICE OF DIVIDENDS; FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Stock are entitled to vote or of which holders of the Stock are entitled to notice, or wherever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons. The Company shall give the Depositary not less than 10 days' notice prior to fixing any record date with respect to the Stock for any of the aforementioned purposes.

                 SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of the Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and (b) a statement that the holders of Receipts may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Deposited Stock represented by their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the shares of Deposited Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fraction of a share of Deposited Stock, the Depositary shall aggregate such fraction with all other fractions resulting from requests with the same voting instructions and shall vote the number of whole shares resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Deposited Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to the Stock unless directed to the contrary by the holders of Receipts evidencing a majority of the Depositary Shares) to the extent of the Deposited Stock represented by the Depositary Shares evidenced by such Receipt. The Company also agrees that it will at all times comply with the proxy rules of the Exchange Act.

                 SECTION 4.06. CHANGES AFFECTING DEPOSITED STOCK AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, consolidation or sale of all or substantially all the Company's assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of the Company, and shall upon the specific instructions of the Company, (a) make such adjustments in (i) the fraction of an interest represented by one Depositary Share in one share of Stock and (ii) the ratio of the redemption price per Depositary Share to the redemption price of a share of Stock, in each case as may be necessary to fully reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger, consolidation or sale and (b) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities under this Deposit Agreement, and Receipts then outstanding shall thereafter represent such new deposited securities. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, consolidation or sale of substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and cash into which the Deposited Stock evidenced by such Receipts might have been converted or for which such Deposited Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of such Stock for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

                 SECTION 4.07. REPORTS. The Depositary shall make available for inspection by holders of Receipts at its Corporate Trust Office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are both (a) received by the Depositary as the holder of Deposited Stock and (b) made generally available to the holders of Stock by the Company. In addition, the Depositary shall transmit certain notices and reports to the registered holders of Receipts as provided in Section 5.05.

            SECTION 4.08. LISTS OF RECEIPT HOLDERS. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Deposited Stock by all persons in whose names Receipts are registered on the books of the Depositary.


                                   ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

                 SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES, TRANSFER BOOKS BY THE DEPOSITARY; REGISTRATION. The Depositary shall maintain at its Corporate Trust Office facilities for the execution and delivery, transfer, surrender and redemption of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and redemption of Receipts, all in accordance with the provisions of this Deposit Agreement.

                 The Depositary shall keep books at its Corporate Trust Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

                 If the Receipts or the Depositary Shares evidenced thereby or the Deposited Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Company may appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Deposited Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

                 SECTION 5.02. PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if (i) by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or Certificate of Designation, or (ii) by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of non-performance or delay caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

                 SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation, nor shall be subject to any liability under this Deposit Agreement to holders of Receipts, except that nothing herein shall relieve the Depositary, the Depositary's Agent or the Company for liability to such holders from acts or omissions arising out of conduct finally adjudicated to constitute gross negligence or bad faith on the part of such person or persons in the performance of such duties as are specifically set forth in this Deposit Agreement.

                 Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Deposited Stock, the Depositary Shares or the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability is furnished as often as may be required.

                 Neither the Depositary nor any Depositary's Agent nor the Company shall be liable (i) if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under this Deposit Agreement, or (ii) for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document delivered by it to be genuine and to have been signed or presented by the proper party or parties.

                 The Depositary and any Depositary's Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

                 Neither the Depositary nor any of the Depositary's Agents is a trustee for the benefit of holders of the Receipts. It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and the Depositary's Agents are acting only in a ministerial capacity as Depositary for the Deposited Stock.

                 Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement, the Deposited Stock, the Depositary Shares or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for (i) its representations in this Deposit Agreement and (ii) the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

                 The Depositary assumes no responsibility for the correctness of the description which can be taken as a statement of the Company summarizing certain provisions of the Deposit Agreement which appears in the Receipts. Notwithstanding any other provisions herein or set forth in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Deposited Stock at any time deposited with the Depositary hereunder or of the Depositary Shares as to the value of the Depositary Shares, the Deposited Stock or Receipts or as to any right, title or interest of the record holders of the Receipts to the Depositary Shares or Deposited Stock represented thereby. The Depositary shall not be accountable for the use or application by the Company of the Deposited Stock, the Depositary Shares or Receipts or the proceeds of any thereof.

                 The Company agrees that it will register the Deposited Stock and the Depositary Shares in accordance with applicable securities laws.

                 SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

                 In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of the Receipts.

                 Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may authenticate the Receipts in the name of the predecessor depositary or in the name of the successor depositary.

                 SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts in each case at the address recorded in the Depositary's books, copies of all notices and reports (including, without limitation, financial statements) required by law, by the rules of any national securities exchange upon which the Deposited Stock, the Depositary Shares or the Receipts are listed or by the Certificate of Incorporation or Certificate of Designation to be furnished by the Company to holders of Deposited Stock. Such transmissions will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the holders of Receipts (at the Company's expense) such other documents as may be requested by the Company.

                 SECTION 5.06. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify the Depositary, any Depositary's Agent, and any Registrar against, and hold each of them harmless from, any liability which may arise out of acts performed or omitted in connection with the provisions of this Deposit Agreement, as the same may be amended, modified or supplemented from time to time, and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of gross negligence or bad faith on the part of any such person or persons, or (b) by the Company or any of its agents (other than the Depositary, the Depositary's Agents, the Registrar, if any, or any of their agents).

                 SECTION 5.07. CHARGES AND EXPENSES. No charges and expenses of the Depositary or any Depositary's Agent hereunder, or those of any Registrar, shall be payable by any person, except for any taxes and other governmental charges and except as provided in this Section 5.07. The Company will pay charges of the Depositary in connection with the initial deposit of the Deposited Stock and any redemption of the Stock and will pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. If, at the election of a holder of Deposited Stock or Receipts, any delivery or communication from the Depositary to such holder is by telegram or telex or if the Depositary incurs charges or expenses for which it is not otherwise liable hereunder at the election of such holder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid by the Company as previously agreed upon by the Company and the Depositary. The Depositary shall present its statement for charges and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.


                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

                 SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. However, any amendment which shall materially and adversely alter the rights of holders of Receipts, shall not become effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Sections
2.07 and 2.08 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Deposited Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

                 SECTION 6.02. TERMINATION. This Deposit Agreement may only be terminated by the Company or the Depositary by written notice to the other party if (i) all outstanding Depositary Shares issued pursuant hereto have been redeemed or converted into Common Stock or (ii) there has been a final distribution in respect of the Deposited Shares in connection with a liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the Depositary Shares entitled thereto.
Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and any Depositary's Agent under Section 5.06 and 5.07.

                                  ARTICLE VII

                                 MISCELLANEOUS

                 Section 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Corporate Trust Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

                 SECTION 7.02. EXCLUSIVE BENEFIT OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                 SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                 SECTION 7.04. NOTICES. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Company at 1900 E. Ninth Street, Cleveland, Ohio 44114-3384, Attention of legal department, or at any other place of which the Company has notified the Depositary in writing.

                 Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary at its Corporate Trust Office.

                 Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                 Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipts notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

                 SECTION 7.05. DEPOSITARY'S AGENTS. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

                 SECTION 7.06. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

                 SECTION 7.07. GOVERNING LAW. The Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

                 SECTION 7.08. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit B hereto have been inserted for Convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                 IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of, Receipts issued in accordance with the terms hereof.


                                                   NATIONAL CITY CORPORATION


                                                   By:______________________________


(Seal)


Attest:



____________________
Secretary

                                                   NATIONAL CITY BANK,
                                                   As Depositary


                                                   By:______________________________
                                                      Name:
                                                      Title:


(Seal)


Attest:


____________________
Secretary

                                   EXHIBIT A



                      COMPANY'S CERTIFICATE OF DESIGNATION

                                   EXHIBIT B



                          FORM OF DEPOSITARY RECEIPTS